Exhibit 32.1
CERTIFICATION OF PRINCIPAL CO-EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brett Adcock, Co-Chief Executive Officer of Archer Aviation Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 12, 2021

/s/ Brett Adcock
Brett Adcock
Co-Chief Executive Officer
(Principal Co-Executive Officer)
This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.